EXHIBIT 10.3
                        U N L I M I T E D    G U A R A N T Y

         TO:      BankBoston Retail Finance Inc. (the "Bank")
                  40 Broad Street
                  Boston, Massachusetts  02109

         RE:      Tekno Comix, Inc. ("Borrower")

         To induce you to make or continue to make loans, advances, or grant other financial accommodations to Borrower, in consideration thereof and for loans, advances or financial accommodations heretofore or hereafter granted by you to or for the account of the Borrower, the undersigned (the "Guarantor ") guaranties the payment to you of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to you from Borrower, and also guaranties the due performance by the Borrower of all its obligations under all other present and future contracts and agreements with you.

              Guarantor also agrees:

              (1) to indemnify and hold you and your directors, officers, employees, agents and attorneys harmless against all obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid as a result of or in any way arising out of or following or related to transactions with the Borrower, except for any claim arising out of the gross negligence or willful misconduct of the Bank;

              (2) that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the obligations hereby guarantied (except as otherwise may be expressly set forth in such modification or release) or of any security therefor, nor by any agreements or arrangements whatsoever with the Borrower or anyone else;

              (3) that the liability of Guarantor hereunder is direct and unconditional and may be enforced without requiring you first to resort to any other right, remedy or security;

              (4) that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of the Borrower to you;

              (5) the liability of the Guarantor shall be joint and several with the liabilities of any other guarantors;


              (6) that if the Borrower or Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or Guarantor, or any other guarantor of the obligations guaranteed


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                     hereby, any and all obligations of Guarantor shall, at
                     your option, forthwith become due and payable without notice;

              (7) that your books and records showing the account between you and the Borrower shall be admissible in any action or proceeding, shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute conclusive proof thereof;

              (8) that this Guaranty is, as to Guarantor, a continuing Guaranty that shall remain effective until expressly terminated as hereinafter provided;

              (9) that this Guaranty may be terminated as to Guarantor only by giving you sixty (60) days' prior written notice by registered or certified mail, and thereupon this Guaranty shall terminate with respect to Guarantor only at the expiration of said sixty (60) day period, which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions having their inception prior to such date;

              (10) that the death of Guarantor, if an individual, or the termination or dissolution of Guarantor, if a trust, partnership or corporation, shall not effect the termination of this Guaranty as to Guarantor;

              (11) that termination of any guaranty of the obligations guaranteed hereby by any other guarantor shall not affect the continuing liability hereunder of Guarantor;

              (12) that nothing shall discharge or satisfy the liability of Guarantor hereunder except the full payment and performance of all of the Borrower's debts and obligations to you with interest and costs of collection;

              (13) that this Guaranty shall not be affected by any fraudulent, illegal or improper act by the Borrower, by the legal incapacity of the Borrower, Guarantor or any other person obligated to you consequential to transactions with the Borrower, nor by the invalidation, by operation of law or otherwise, of all or any part of the obligations guaranteed hereby, including but not limited to any interest accruable on the obligations guaranteed hereby during the pendency of any bankruptcy or receivership proceeding of the Borrower;

              (14) that any and all present and future debts and obligations of the Borrower to Guarantor, including the payment of any dividends by Borrower to Guarantor (other than payments by Borrower to Guarantor on account of corporate overhead), are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to you;

              (15) that all sums at any time to the credit of Guarantor and any of the property of Guarantor at any time in your possession or in possession of any of your banking or lending affiliates, or in possession of any bank acting as a participant under any loan agreement between you and Borrower, may be held by you as security for any and all obligations of such Guarantor to you, no matter how or when arising, whether absolute or contingent, whether due or to become due and whether under this Guaranty or otherwise;

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              (16)   that if at any time payment of all or any part of the
                     obligations guarantied hereunder is rescinded or otherwise must be restored by you to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of the Borrower's creditors as a voidable preference or fraudulent conveyance upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor, or to the creditors of Guarantor or any representative of Guarantor or representative of the creditors of Guarantor upon the insolvency, bankruptcy or reorganization of Guarantor or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, as though such payments had not been made, and shall survive as an obligation of the Guarantor, and shall not be discharged or satisfied by said payment or payments, notwithstanding the return of the original of this Guaranty to Guarantor or to the Borrower, or any other apparent termination of Guarantor's obligations hereunder;

              (17) that any rights and remedies available to you under this Guaranty are cumulative, and not exclusive of any rights and remedies otherwise available to you;

              (18) that your delay or omission in exercising any of your rights and remedies shall not constitute a waiver of these rights and remedies, nor shall your waiver of any right or remedy operate as a waiver of any other right or remedy available to you. Your waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver, unless stated therein;

              (19) that this Guaranty incorporates all discussions and negotiations between you and Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed, sealed and acknowledged by your duly authorized officer;

              (20) that this Guaranty and all documents which have been or may be hereinafter furnished by Guarantor to you may be reproduced by you by any photographic, photostatic, microfilm, xerographic or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business);

              (21) that Guarantor shall deliver to Lender Form 10-Q Quarterly reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Guarantor with the Securities and Exchange Commission, if any, within fifteen
                     (15) days after the same are filed, or any other information that is provided by Guarantor to its shareholders generally; and

              (22) that annually, within ninety (90) days following the end of Guarantor's fiscal year, the Guarantor shall furnish the Lender with an original signed counterpart of Guarantor's annual financial statement, which statement shall have been prepared on a "consolidated" and "consolidating" basis by, and bearing the unqualified opinion of, Guarantor's independent certified public accountants (i.e. said statement shall be "certified " by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, and statement of changes in cash flows. Each annual statement shall be accompanied by such accountant's Certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of

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                     time or the giving of notice (or both) would be, an Event
                     of Default under the terms of that certain Loan and Security Agreement by and between Tekno Comix, Inc. and Lender dated as of December 30, 1997.

         Guarantor waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Guarantor might otherwise be entitled; and any and all defenses including without limitation any and all defenses which the Borrower or any other party may have to the fullest extent permitted by law.

         This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor and shall inure to the benefit of your successors and assigns.

         If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

         Guarantor irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Guarantor irrevocably appoints the Secretary of State of Florida as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Guarantor's address shown below or as notified to the Bank and
(ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Guarantor.

         GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. GUARANTOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

                            INTENTIONALLY LEFT BLANK

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              Executed under seal and dated as of December 30, 1997.

Witness                      Guarantor:

                             Big Entertainment, Inc.

/s/ [ILLEGIBLE]              By:   /s/ Marci Yunes
-------------------------          ------------------------------------
                                   Marci Yunes, Chief Financial Officer

                          Address: 2255 Galdes Road, Suite 237W
                                   Boca Raton, Florida 33431


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